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                                                                    (j)(1)

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
The Harding, Loevner Funds, Inc.:

We consent to the reference to our firm in the Statement of Additional Information dated March 23, 2007 of the Harding, Loevner Funds, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 22, 2007